SHARE PURCHASE AGREEMENT

This Share Purchase Agreement ("Agreement") is made by and among the natural persons identified as Sellers on the signature pages hereof (collectively, “Seller”), and the natural persons and entities identified as Buyers on the signature pages hereof (collectively, "Buyer"), and Dimus Partners, Inc. ("DIMU"), a Nevada Corporation, (collectively, “Parties”).

WITNESSETH:

WHEREAS, DIMU is a corporation duly organized under the laws of the State of Nevada;

WHEREAS, the Seller owns an aggregate of Four Million and Two Hundred Thousand (4,200,000) shares of DIMU common stock, $0.001 par value;

WHEREAS, Buyer wishes to purchase an aggregate of Four Million and Two Hundred Thousand (4,200,000) shares of DIMU common stock from the Seller (collectively, “Purchase Shares”), and the Seller desires to sell the Purchase Shares to the Buyer, free and clear of liens and encumbrances, for a price of One Hundred Ninety Thousand (US$190,000.00) US dollars (“Purchase Price”).  The Purchase Shares are duly endorsed with Medallion Guarantees;

WHEREAS, DIMU is joining in this Agreement to provide certain covenants, warranties and representations;

WHEREAS, DIMU is a publicly traded company and its shares of common stock are quoted on the OTC Bulletin Board Market and trade under the trading symbol “DIMU”.  DIMU’s files with the Securities and Exchange Commission (“SEC”) using the Central Index Key (“CIK”) number 0001479382;

NOW, THEREFORE, in consideration of the foregoing and of the mutual terms and covenants hereinafter expressed, the Parties do mutually agree as follows:

ARTICLE I

The Consideration

1.1

Subject to the terms and conditions set forth herein, Seller shall sell to Buyer and Buyer shall purchase from Seller the Purchase Shares for the Purchase Price.

1.2

The Purchase Price shall be paid in full and remitted via bank wire transfer using the bank wiring instructions contained in Exhibit A to this Agreement (“Closing Payment”).

ARTICLE II

Closing, Closing Payment and Conveyance of Purchase Shares

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2.1

Closing hereunder shall be completed upon receipt of Purchase Price by Seller and upon receipt of Purchase Shares and associated DIMU documents by Buyer on the Closing Date, which shall be on or before September 14, 2012 (“Closing Date”).

2.2

Upon Closing Date, the Seller shall use the proceeds received from the Purchase Price to pay off all the outstanding liabilities of DIMU prior to the Closing Date. As of the Closing Date, DIMU shall have no liabilities.

ARTICLE III

Representations, Warranties and Covenants of Seller and DIMU as to DIMU

Each Seller, individually, and not jointly or severally, and DIMU each hereby, represents, warrants and covenants to Buyer as follows:

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3.1

DIMU is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has the corporate power and authority to own or lease its properties and to carry on its business as it is now being conducted.  The Articles of Incorporation, and any amendments thereto, and Bylaws of DIMU, are complete and accurate, and the corporate book of DIMU contains a record, which is complete and accurate in all material respects, of all meetings, and all corporate actions of the shareholders and Board of Directors of DIMU.

3.2

The capital structure of DIMU is: Preferred stock, $.001 par value, 10,000,000 shares authorized, 0 shares issued and outstanding; Common stock, $.001 par value, 100,000,000 shares authorized,  4,366,649 shares issued and outstanding. All such shares of capital stock of DIMU are validly issued, fully paid, non-assessable and free of preemptive rights.  DIMU has no outstanding options, warrants, or other rights to purchase, or subscribe to, or other securities or debt convertible into or exchangeable for any shares of capital stock of DIMU, or contracts or arrangements of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of DIMU.  All of the outstanding shares of capital stock of DIMU have been offered, issued, sold and delivered in compliance with applicable federal and state securities laws and none of such securities were, at the time of issuance, subject to preemptive rights.  None of such issued and outstanding shares are the subject of any voting trust agreement relating to the voting thereof or restricting in any way the sale or transfer thereof.

3.3

The Seller owns the Purchase Shares beneficially and of record, free and clear of any lien, pledge, security interest or other encumbrance, and, upon payment for the Purchase Shares as provided in this Agreement, the Buyer will acquire good and valid title to the Purchase Shares, free and clear of any lien, pledge, security interest or other encumbrance.  None of the Purchase Shares are the subject of any voting trust agreement or other agreement relating to the voting thereof or restricting in any way the sale or transfer thereof except for this Agreement.  Seller has full right and authority to transfer such Purchase Shares pursuant to the terms of this Agreement.  The Purchase Shares are the only securities of DIMU that are owned or controlled by Seller or any affiliate of Seller.  Neither Seller nor any affiliate or relative of Seller holds any option or right of any kind to acquire securities of DIMU or to convert securities of DIMU into common stock of DIMU.  The Purchase Shares are the only securities of DIMU that have been issued by DIMU to Seller or any affiliate of Seller or acquired by Seller or any affiliate of Seller.

3.4

This Agreement has been duly authorized, validly executed and delivered on behalf of the Seller and DIMU and is a valid and binding agreement and obligation of DIMU and Seller enforceable against the Parties in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors' rights generally, and Seller and DIMU have complete and unrestricted power to enter into and, upon the appropriate approvals as required by law, to consummate the transactions contemplated by this Agreement.

3.5

Neither the making of nor the compliance with the terms and provisions of this Agreement and consummation of the transactions contemplated herein by Seller or DIMU will conflict with or result in a breach or violation of the Articles of Incorporation, any amendments thereto, or Bylaws of DIMU, or of any material provisions of any indenture, mortgage, deed of trust or other material agreement or instrument to which DIMU or Seller are a party, or of any material provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over DIMU or Seller, or any of its material properties or assets, or will result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of DIMU pursuant to the terms of any agreement or instrument to which DIMU is a party or by which DIMU may be bound or to which any of DIMU property is subject and no event has occurred with which lapse of time or action by a third party could result in a material breach or violation of or default by DIMU or Seller.

3.6

There is no claim, legal action, arbitration, governmental investigation or other legal or administrative proceeding, nor any order, decree or judgment in progress, pending or in effect, or to the best knowledge of the Seller threatened against or relating to DIMU or affecting any of its assets, properties, business or capital stock.  There is no continuing order, injunction or decree of any court, arbitrator or governmental authority to which DIMU is a party or by which DIMU or its assets, properties, business or capital stock are bound.

3.7

DIMU has filed any and all required federal, state and other tax returns through the fiscal year ended December 31, 2011.  None of the Federal income tax returns of DIMU have been audited by the Internal Revenue Service (IRS) or other foreign governmental tax agency.  DIMU has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) pending or threatened against DIMU for any period, nor of any basis for any such assessment, adjustment or contingency.

3.8

DIMU is current with its SEC reporting obligations and its current financial statements are available on the SEC’s EDGAR database.  DIMU represents these financial statements are accurate and that there are no other liabilities, contingent or actual.

3.9

There have not been any unreported material adverse changes in the business or condition, financial or otherwise, of DIMU.

3.10

DIMU is not a party to any contract performable in the future.

3.11

The representations and warranties of DIMU shall be true and correct as of the date hereof.

3.12

DIMU will have delivered to Buyer all of its available corporate books and records for review by Buyer and its counsel.

3.13

DIMU has no employee benefit plan in effect at this time.

3.14

No representation or warranty by DIMU or the Seller in this Agreement, or any certificate delivered pursuant hereto contains any untrue statement of a material fact or omits to state any material fact necessary to make such representation or warranty not misleading.

3.15

Seller has decided to enter into this Agreement and to affect the transactions contemplated herein on its own volition, and has carefully considered and has, to the extent it believes such discussion necessary, discussed with its professional, legal, tax and financial advisors, the sale of the Purchase Shares and the Purchase Price, and has determined to sell the Purchase Shares to Buyer pursuant to this Agreement.  Neither DIMU, nor any person affiliated with or representing DIMU or its affiliates has advised the Seller to sell the Purchase Shares or provided the Seller any guidance, advice or instruction regarding the transactions contemplated herein.  The Seller is not acting in concert with any other party in connection with the sale of the Purchase Shares and the Seller has made its own decision as to whether to accept the terms and conditions of this Agreement  and to sell its Purchase Shares.

ARTICLE IV

Representation and Warranties and Certain Related Agreements

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4.1

The respective representations and warranties of the Parties hereto shall survive this Agreement for a period of one (1) year and the continuing covenants in this article shall survive hereafter, pursuant to their terms.

4.2

Buyer represents that they have conducted their own due diligence.

4.3

Buyer, individually represents the following the Seller (which the Seller and DIMU shall be able to rely on for any and all purposes):

4.3.1

Buyer acknowledges that he, she or it is a “sophisticated investor” (i.e., has experience and knowledge in and with investments in companies similar to DIMU) and that the Buyer has, in making Buyer’s investment decision in connection with the Purchase Shares received access to, had an opportunity to review and in fact has reviewed (A) DIMU’s Annual Report on Form 10-K for the year ended April 30, 2012; and (B) DIMU’s quarterly report on Form 10-Q for the quarter ended July 31, 2012, including in each case, the audited and unaudited financial statements, description of business, risk factors, results of operations, certain transactions and related business disclosures described therein; has read, reviewed, and relied solely on the documents described in (A) and (B) above (collectively referred to as the “Disclosure Documents”), and an independent investigation made by Buyer and Buyer’s representatives, if any of DIMU; (C) has, prior to the date of this Agreement, been given an opportunity to review material contracts and documents of DIMU as filed, along with the Disclosure Documents on the Securities and Exchange Commission’s Edgar website (www.sec.gov); and (D) is not relying on any representations other than those contained in the Disclosure Documents or incorporated therein in connection with such Buyer’s acceptance of the Purchase Shares and investment decision in connection therewith. The Buyer acknowledges that due to Buyer’s receipt of and review of the information described above, Buyer received similar information as would be included in a Registration Statement filed under the Securities Act of 1933, as amended (the “Act”).

4.3.2

The Purchase Shares are “Restricted Securities” as such term is defined under Rule 144 of the Act.  Buyer recognizes that the Purchase Shares have not been registered under the Act, nor under the securities laws of any state and, therefore, cannot be resold unless the resale of the Purchase Shares is registered under the Act or unless an exemption from registration is available.  Buyer may not sell the Purchase Shares without registering them under the Act and any applicable state securities laws unless exemptions from such registration requirements are available with respect to any such sale.  DIMU is under no obligation to register such Purchase Shares under the Act or under any state “Blue Sky” laws.

4.3.3

Buyer has such knowledge and experience in financial and business matters such that Buyer is capable of evaluating the merits and risks of an investment in the Purchase Shares and of making an informed investment decision, and does not require a representative in evaluating the merits and risks of an investment in the Purchase Shares.

4.3.4

Buyer recognizes that an investment in DIMU is a speculative venture and that the total amount of consideration tendered in connection with this Agreement is placed at the risk of the business and may be completely lost.  The ownership of the Purchase Shares as an investment involves special risks.

4.3.5

Buyer has carefully considered and has, to the extent he, she or it believes such discussion necessary, discussed with his, her or its professional, legal, tax and financial advisors, the suitability of an investment in the Purchase Shares for his, her or its particular tax and financial situation and his, her or its advisers, if such advisors were deemed necessary, have determined that the Purchase Shares are a suitable investment for him, her or it.

4.3.6

Neither DIMU nor the Seller is under an obligation to register or seek an exemption under any federal and/or state securities acts for any sale or transfer of the Purchase Shares by the Buyer, and Buyer is solely responsible for determining the status, in its hands, of the Purchase Shares acquired in the transaction contemplated by this Agreement and the availability, if required, of (a) exemptions from registration for purposes of sale or transfer of the Purchase Shares, or (b) the ability of the Buyer to sell such Purchase Shares.

4.3.7

The Buyer (and/or any permitted assigns of the Buyer) represents, acknowledges and warrants its understanding that, pursuant to Rule 144 of the Act (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets.  As such, DIMU is a“shell company” pursuant to Rule 144, and resales of its securities pursuant to Rule 144 may not be made until all of the following criteria set forth in Rule 144(i)(2) have been met: (1) DIMU has ceased to be a shell company, (2) DIMU is subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (3) DIMU has filed all of its required periodic reports (other than Form 8-K’s) for the prior one year period, and (4) a period of at least twelve months has elapsed from the date “Form 10 like information” was filed with the Securities and Exchange Commission (the “Commission”) reflecting DIMU’s status as a non-shell company.  As a result, because none of DIMU’s securities can be resold pursuant to Rule 144 until at least a year after DIMU has complied with Rule 144(i)(2), no non-registered or “restricted” shares of DIMU’s common stock will be able to be sold pursuant to Rule 144 until and unless such Purchase Shares are registered with the Commission and/or until a year after DIMU has complied with the requirements of Rule 144(i)(2) as described above.

4.4

The waiver of any condition to a Party's obligation to consummate the transactions contemplated hereunder, where such condition is based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, or payment of Damages, or other remedy based on such representation, warranty, covenant or obligation.

4.5

Subject to the limitations herein, Seller(s) shall individually, and not jointly or severally, indemnify and hold harmless DIMU and the Buyer and its respective officers, directors, and affiliates (“Buyer Indemnified Persons”) for, and will pay to the buyer Indemnified Persons, the amount of, any loss, liability, claim, damage (including, without limitation, interest, penalties, costs of investigation and defense and the reasonable fees and expenses of attorneys and other professional experts) or diminution of value, whether or not involving a third party claim (collectively, “Damages”), directly or indirectly arising from, attributable to or in connection with:

(a)

any representation or warranty made by such Seller or DIMU in this Agreement or any closing deliveries, that is, or was at the time made, false or inaccurate, or any breach of, or misrepresentation with respect to, any such representation or warranty;

(b)

any breach by such Seller of any covenant, agreement or obligation of DIMU or such Seller contained in this Agreement;

(c)

any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs, losses, liabilities and reasonable legal and other expenses incident to any of the foregoing.

a.1

Any legal action or proceeding with respect to this Agreement or any matters arising out of or in connection with this Agreement or the transactions contemplated hereby or the documents executed and delivered in connection herewith, and any action for enforcement of any judgment in respect thereof shall be brought and adjudicated exclusively within the courts located within New York County, New York, USA, and, by execution and delivery of this Agreement, the Parties each hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts and appellate courts thereof.  The parties irrevocably consent to service of process out of any of the aforementioned courts in any such action or proceeding in accordance with the notice provisions set forth in Section 9.5.  The Parties each hereby irrevocably waive any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or the transactions contemplated hereby or the documents executed and delivered in connection herewith brought in the courts referred to above and hereby further irrevocably waive and agree, to the extent permitted by applicable law, not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.  Nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law.

ARTICLE V

Procedure for Closing

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2.1

On or before the Closing Date, the purchase and sale shall be consummated after satisfaction of all conditions precedent set forth in Article VI, by Seller’s common stock certificates and stock powers for the Purchase Shares being delivered by Seller, duly executed with a Medallion Guarantee, representing Four Million and Two Hundred Thousand (4,200,000) shares of DIMU common stock and the payment of the Purchase Price to Seller, together with delivery of all other documents, items, agreements, stock powers, warranties, and representations set forth in this Agreement.

ARTICLE VI

Conditions Precedent to the Consummation of the Purchase

The following are conditions precedent to the consummation of the Agreement on or before the Closing Date:

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3.1

Seller and DIMU shall have performed and complied with all of their respective obligations hereunder which are to be complied with or performed on or before the Closing Date.

3.2

No action, suit or proceeding shall have been instituted or shall have been threatened before any court or other governmental body or by any public authority to restrain, enjoin or prohibit the transactions contemplated herein, or which might subject any of the Parties hereto or their directors, officers, employees or agents to any material liability, fine, forfeiture or penalty on the grounds that the transactions contemplated hereby, the Parties hereto or their directors or officers, have violated any applicable law or regulation or have otherwise acted improperly in connection with the transactions contemplated hereby, and the Parties hereto have been advised by counsel that, in the opinion of such counsel, such action, suit or proceeding raises substantial questions of law or fact which could reasonably be decided adversely to any party hereto or its directors or officers.

3.3

The representations and warranties made by Seller and DIMU in this Agreement shall be true as though such representations and warranties had been made or given on and as of the Closing Date, except to the extent that such representations and warranties may be untrue on and as of the Closing Date because of changes caused by transactions suggested or approved either verbally or in writing by the Buyer.

ARTICLE VII

Termination and Abandonment

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4.1

Anything contained in this Agreement to the contrary notwithstanding, the Agreement may be terminated and abandoned at any time prior to or on the Closing Date:

(a)

By mutual consent of Parties;

(b)

By Seller or Buyer, if any condition set forth in Article VI relating to the other Party has not been met or has not been waived by ___________, 2012;

(c)

By Seller or Buyer, if any suit, action, or other proceeding shall be pending or threatened by the federal or a state government before any court or governmental agency, in which it is sought to restrain, prohibit or otherwise affect the consummation of the transactions contemplated hereby; or

(d)

By Seller or Buyer, if it is discovered that there is any material error, misstatement or omission in the representations and warranties of the other Party.

a.1

Any of the terms or conditions of this Agreement may be waived at any time by the Party which is entitled to the benefit thereof, by action taken by its Board of Directors provided, however, that such action shall be taken only if, in the judgment of the Board of Directors taking the action, such waiver will not have a materially adverse effect on the benefits intended under this Agreement to the Party waiving such term or condition.

ARTICLE VIII

Continuing Representations and Warranties and Covenants

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2.1

The respective representations, warranties, and covenants of the Parties hereto and the covenants and agreements of the Parties hereto shall survive after the closing under this Agreement in accordance with the terms thereof.

2.2

There are no representations whatsoever about any matter relating to DIMU by Seller or any item contained in this Agreement, except as is contained in the express language of this Agreement.

2.3

Seller and their agents and attorneys shall have no liability whatsoever for any matter, omission or representation not specifically disclosed herein, and Buyer, as a specific inducement to Seller hereby releases Seller and their agents and attorneys and covenant not to bring any action or suit against Seller, their agents and attorneys under any circumstances for any matter not specifically and expressly represented within this document.

2.4

Seller and their agents and attorneys shall have no liability and shall be fully indemnified by Buyer from any action or suit brought against Seller and their agents and attorneys relating to any event or other matter occurring after the Closing Date involving DIMU or Buyer, whether such action or suit has merit or not.

ARTICLE IX

Miscellaneous

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3.1

This Agreement embodies the entire agreement between the Parties, and there have been and are no agreements, representations or warranties among the Parties other than those set forth herein or those provided for herein.

3.2

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Parties agree that electronic and/or facsimile signatures of this Agreement shall be deemed a valid and binding execution of this Agreement.

3.3

All Parties to this Agreement agree that if it becomes necessary or desirable to execute further instruments or to make such other assurances as are deemed necessary, the Party requested to do so will use its best efforts to provide such executed instruments or do all things necessary or proper to carry out the purpose of this Agreement.

3.4

This Agreement may not be amended except by written consent of all Parties.

3.5

Any notice required or permitted to be given under this Agreement shall be in writing and served by hand delivery, commercial overnight courier or registered or certified U.S. Mail to the address provided to each other by all Parties prior to the Closing and shall be deemed duly given upon receipt, or if by registered or certified U.S. Mail three (3) business days following deposit in the U.S. Mail.  The Parties hereto may from time to time designate in writing other addresses expressly for the purpose of receipt of notice hereunder.

3.6

No press release or public statement will be issued relating to the transactions contemplated by this Agreement without prior approval of the Buyer and Seller.  However, DIMU, Buyer or Seller, may issue at any time any press release or other public statement it believes on the advice of its counsel it is obligated to issue to avoid liability under the law relating to disclosures, but the Party issuing such press release or public statement shall make a reasonable effort to give the other Party prior notice of and opportunity to participate in such release or statement.

3.7

In the event of any conflict, ambiguity or inconsistency between this Agreement and any other document which may be annexed hereto, the terms of this Agreement shall govern.

3.8

The benefits of this Agreement shall inure to the respective successors and assignees of the Parties hereto and of the indemnified Parties hereunder and their successors and assigns and representatives, and the obligations and liabilities assumed in this Agreement by the Parties hereto shall be binding upon their respective successors and assigns.

3.9

This Agreement shall be interpreted, construed and enforced in accordance with the internal laws of the State of New York, without reference to its conflicts of law principles. All disputes arising out of or under this Agreement shall be adjudicated exclusively within the courts located within New York County, New York, USA and both parties hereby consent to such venue and exclusive jurisdiction of such courts, and waive any and all rights to proceed in any different forum.

3.10

This Agreement has been negotiated at arm’s length between persons sophisticated and knowledgeable in these types of matters.  In addition, each Party has been represented by experienced and knowledgeable legal counsel or had the opportunity to consult such counsel.  Accordingly, any normal rule of construction or legal decision that would require a court to resolve any ambiguities against the drafting party is hereby waived and shall not apply in interpreting this Agreement.

3.11

If any provision of this Agreement is declared invalid or unenforceable, such provision shall be deemed modified to the extent necessary and possible to render it valid and enforceable. In any event, the unenforceability or invalidity of any provision shall not affect any remaining provision of this Agreement, and this Agreement shall continue in full force and effect, and be construed and enforced, as if such provision had not been included, or had been modified as above provided, as the case may be.

3.12

Solely by virtue of their respective execution of this Agreement and in consideration for the mutual covenants of each other, the Parties hereby agree, consent and acknowledge that, in the even of a breach of any material term of this Agreement, the non-breaching party will be without adequate remedy-at-law and shall therefore, be entitled to immediately redress any material breach of this Agreement by temporary or permanent injunctive or mandatory relief obtained in an action or proceeding instituted in a competent court of jurisdiction without the necessity of proving damages and without prejudice to any other remedies which the non-breaching party may have at law or in equity.  For the purposes of this Agreement, each Party hereby agrees and consents that upon a material breach of this Agreement as aforesaid, in addition to any other legal and/or equitable remedies, the non-breaching party may present a conformed copy of this Agreement to the aforesaid courts and shall thereby be able to obtain an injunction enforcing this Agreement or barring, enjoining or otherwise prohibiting the other Party from circumventing the express written intent of the Parties of this Agreement.

3.13

In the event arbitration, litigation, action, suit or other proceeding is instituted to remedy, prevent or obtain relief from a breach of this Agreement, in relation to a breach of this Agreement or pertaining to a declaration of rights under this Agreement, the prevailing Party will recover all such Party’s reasonable attorneys’ fees and costs incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom.  As used in this Agreement, reasonable attorneys’ fees will be deemed to be the full and actual cost of any legal services actually performed in connection with the matters involved, including those related to any appeal or the enforcement of any judgment calculated on the basis of the usual fee charged by attorneys performing such services.

3.14

The Loev Law Firm, PC (the "Law Firm") has exclusively represented DIMU in connection with this Agreement and the transactions contemplated herein and has not undertaken to assist or render legal advice to any Seller in regards to this Agreement, the transactions contemplated herein or the terms and conditions hereof. In this regard, Seller does hereby acknowledge that any potential conflict of interest existing in connection with such representation or as a result of the fact that David M. Loev, the Managing Partner of the Law Firm is a Seller hereunder (which conflict the Seller and Buyer hereby specifically acknowledge and consent to), is hereby waived by Seller and Buyer. Furthermore, Seller hereby acknowledges that the Law Firm has advised such Party that he/she/it should seek outside counsel and business advice other than from the Law Firm, as to the effects, consequences and legalities of the Agreement and the terms and conditions hereof.

[Signatures on Following Page]

IN WITNESS WHEREOF, the parties, by their duly authorized representative, have caused this Agreement to be executed on the 21 day of September, 2012.

SELLERS:

BUYERS:

By:

Sun An Yuan

1,680,000 Shares of Common Stock

Number of Shares Purchased

By:

Chin Yung Kong

2,520,000 Shares of Common Stock

Number of Shares Purchased

DIMUS PARTNERS, INC.:

By:

James Patton

President, Secretary, Treasurer, Director, CEO, CFO

(Sole Officer and Director)

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